EXHIBIT 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (File No. 333-22375) of our report dated May 1, 2018, relating to the statutory financial statements and schedules of Zurich American Life Insurance Company (prepared in conformity with accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulations — Division of Insurance), which appears in such Registration Statement.

We also consent to the use in this Registration Statement on Form N-4 (File No. 333-22375) of our report dated May 1, 2018, relating to the financial statements of the subaccounts listed in such report of ZALICO Variable Annuity Separate Account, which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 1, 2018